Exhibit 7.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is entered into as of the 23rd day of May, 2025, by and between Intergen I Limited Partnership, a Wyoming limited partnership (“Purchaser”), and Daming Zhang (“Seller”), with respect to certain securities of SETO Holdings, Inc., a Nevada corporation (“SETO”).

RECITALS

WHEREAS, Seller is the owner of (1) 10,000,000,000 shares of common stock (the “Seller Common Stock”) of SETO and (2) the single outstanding share of Special 2022 Series A Preferred Stock of SETO (the “Seller Preferred Stock”), the Certificate of Designation of which is attached hereto as Exhibit A and made a part hereof, which are restricted securities, by virtue of their not having been registered under Section 5 of the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, (a) 9,995,000,000 shares of the Seller Common Stock (the “Purchased Common Stock”) and (b) the Seller Preferred Stock (the Purchased Common Stock and the Seller Preferred Stock are referred to collectively as the “Subject Shares”), on the terms and conditions set forth in this Agreement.

AGREEMENT

In order to consummate this Agreement, Purchaser and Seller, in consideration of the mutual covenants and on the basis of the representations and warranties set forth, agree as follows:

1.       Purchase of Subject Shares.

1.01       Purchase. Subject to the terms and conditions of this Agreement, Seller shall transfer and sell to Purchaser all indicia of ownership representing the Subject Shares, which shall be free-trading shares subject to no encumbrances, duly endorsed in blank and delivered upon payment therefor on the Closing Date (defined below).

1.02       Consideration for Purchase. In payment of the Subject Shares, Purchaser shall pay to Seller the sum of $67,000 (the “Purchase Price”), payable as follows: on the Closing Date (defined below), Purchaser shall deliver (a) the sum of $25,000 (the “Closing Amount”) by wire transfer in immediately available funds and (b) a $42,000 principal amount promissory note (the “Closing Note”), in the form of Exhibit B attached hereto and made a part hereof. Payment of the Purchase Price shall be made in the manner prescribed by Seller pursuant to Section 6(a).

2.       Establishment of Escrow.

2.01       Appointment of Escrow Agent. Purchaser and Seller hereby appoint Eric Newlan acting on behalf of Newlan Law Firm, PLLC, as escrow agent (the “Escrow Agent”) under this Agreement, and Escrow Agent hereby accepts such appointment.

2.02       Escrow of Deliverables. On or before May 23, 2025 (the “Escrow Date”), Seller shall deliver to Escrow Agent the items required to be delivered by Section 1.01 and the items required to be delivered by Section 6(a). On or before the Escrow Date, Purchaser shall deliver to Escrow Agent the items required to be delivered by Section 1.02 and the items required to be delivered by Section 6(b). The items to be delivered to Escrow Agent by Purchaser and Seller are referred to collectively as the “Escrow Deliverables”.

Subject to, and in accordance with, the terms and conditions hereof, Escrow Agent agrees that he shall receive, hold in escrow and release or distribute the Escrow Deliverables.

2.03       Receipt of Escrow Deliverables. Receipt of the Escrow Deliverables shall be confirmed, in writing delivered by e-mail to Purchaser and Seller, by Escrow Agent as soon as practicable following his receipt of same.

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2.04.       Disbursement of Escrow Deliverables. Escrow Agent is hereby authorized to make disbursements of the Escrow Deliverables and the Closing Amount, in accordance with the terms of Section 5.

2.05       Scope of Undertaking. Escrow Agent’s duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Section 2. Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything he may do or refrain from doing in connection herewith, except for his own fraud, willful misconduct or gross negligence.

2.06.       Indemnification. Purchaser and Seller hereby jointly and severally agree to indemnify Escrow Agent against, and hold Escrow Agent harmless from, any and all reasonable and documented out-of-pocket expenses incurred after the date hereof.

2.07.       Compensation and Reimbursement of Expenses. Escrow Agent shall receive no compensation for his serving as Escrow Agent.

2.08.       Termination by Purchaser and Seller. By mutual agreement, Purchaser and Seller shall have the right, at any time, to terminate their appointment of Escrow Agent as the escrow agent hereunder.

3.       Duties and Rights of Escrow Agent. The agreements and obligations of the Escrow Agent are subject to the following provisions:

(a)       Escrow Agent’s duties hereunder are limited solely to the safekeeping of the Escrow Deliverables in accordance with the terms of the Agreement. It is agreed that the duties of Escrow Agent are only such as herein specifically provided, being purely of a ministerial nature and Escrow Agent shall incur no liability whatsoever, except for gross negligence, willful misconduct or bad faith.

(b)       Escrow Agent is authorized to rely on any document believed by Escrow Agent to be authentic in making any delivery of Escrow Deliverables. He shall have no responsibility for the genuineness or validity of any documents or any other item deposited with him and he shall be fully protected in acting in accordance with the Agreement or valid instruction received.

(c)       Purchaser and Seller hereby waive any suit, claim, demand or cause of action of any kind which they may have or may assert against Escrow Agent arising out of or relating to the execution or performance by Escrow Agent under this Agreement, unless such suit, claim, demand or cause of action is based upon the gross negligence, willful misconduct or bad faith of Escrow Agent.

4.       Delivery into Court. If, at any time, there shall exist any dispute between Purchaser and Seller with respect to the holding or disposition of any portion of the Escrow Deliverables or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Deliverables, or Escrow Agent’s proper actions with respect to his obligations hereunder, or if Purchaser and Seller have not with 30 days of the furnishing by Escrow Agent of a notice of resignation appointed a successor Escrow Agent to act hereunder, Escrow Agent may, in his sole discretion, take either or both of the following actions:

(a)       suspend the performance of any of his obligations under this Escrow Agreement until such dispute or uncertainty be resolved to the sale satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided, however, that Escrow Agent shall continue to hold the Escrow Deliverables in accordance with Section 2.02 hereof; and/or

(b)       petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Denton County, Texas, for instructions with respect to such dispute or uncertainty, and deliver into the Court the Escrow Deliverables for holding and disposition in accordance with the instructions of such Court.

Escrow Agent shall have no liability to Purchaser, Seller or to any other person with respect to any such suspension of performance or delivery into Court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the distribution of the Escrow Deliverables or any delay in or with respect to any other action required or requested of Escrow Agent.

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5.       The Closing; Closing Date. At 10:00 a.m. Eastern Time, on May 27, 2025, Escrow Agent shall, on behalf of Purchaser and Seller, consummate this Agreement (the “Closing”) on behalf of Purchaser and Seller. The date of the consummation of this Agreement is referred to as the “Closing Date”.

6.       Consummation of the Closing. At the Closing and subject to the terms and conditions contained herein:

(a)       Deliveries of Purchaser. Purchaser shall deliver:

(1)        the Closing Amount in immediately available funds in the manner set forth in Attachment 1 attached hereto:

(2)       the Closing Note; and

(3)       a duly executed pledge agreement (the “Pledge Agreement”), in the form of Exhibit C attached hereto.

(b)       Deliveries of Seller. Seller shall deliver:

(1)       an Assignment, in the form of Attachment 2 attached hereto;

(2)       an original stock power in favor of Purchaser and either (A) a Medallion Signature Guaranty or (B) documentation waiving the Medallion Signature Guaranty requirement signed by SETO and its transfer agent, Securities Transfer Corporation, in form satisfactory to Purchaser;

(3)       a duly executed Pledge Agreement;

(4)       Signed resignations of all current officers and directors of SETO, all effective as of the Closing.

(5)       A true and correct copy of resolutions of the Board of Directors of SETO accepting the resignations of the current officers and directors, effective as of Closing, and electing Janon Costley and Ryan Dolder as directors of SETO, effective immediately upon the Closing.

7.       Representations and Warranties of Seller. Seller represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

7.01.       Full Disclosure. As of the Closing Date, Seller will have disclosed all events, conditions and facts materially affecting the business and prospects of SETO known to Seller.

7.02.       Ownership of Subject Securities. Seller is, on the date of this Agreement, and on the Closing Date will be, the lawful owner of the Subject Securities. Seller has the legal right and power to sell, assign and transfer the Subject Securities. The delivery of the Subject Securities to Purchaser pursuant to the provisions of this Agreement will transfer valid title to the Subject Securities free and clear of all liens, encumbrances, claims and other restrictions of any kind.

7.03.       Seller an Affiliate. Seller is an affiliate of SETO.

7.04.       No Legal Disability. Seller is under no legal disability with respect to entering into, and performing under, this Agreement.

7.05.       No Brokers or Finders. All negotiations related to this Agreement on the part of Seller have been accomplished solely by Seller without the assistance of any person employed as a broker or finder. Seller has done anything to give rise to any valid claims against Purchaser.

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8.       Representations and Warranties of Purchaser.

8.01.       Acknowledgment of Receipt of Disclosure. Purchaser acknowledges receipt of the disclosure regarding SETO delivered by Seller pursuant to Section 7.01.

8.02.       Investment Purpose. Purchaser is purchasing the Subject Shares for Purchaser’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that, by making the representations herein, Purchaser does not agree to hold any of the Subject Shares for any minimum or other specific term and reserves the right to dispose of the Subject Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

8.03.       Reliance on Exemptions. Purchaser understands that the Subject Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Seller is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Subject Securities.

8.04.       Transfer or Re-sale. Purchaser understands that (a) the sale or resale of the Subject Shares has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Subject Shares may not be transferred unless (1) the Subject Shares are sold pursuant to an effective registration statement under the 1933 Act, (2) Purchaser shall have delivered an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Subject Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (3) the Subject Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of Purchaser who agrees to sell or otherwise transfer the Subject Shares only in accordance with this Section 8.04 and who is an accredited investor, (4) the Subject Shares are sold pursuant to Rule 144 or other applicable exemption or (5) the Subject Shares are sold pursuant to Regulation A (“Regulation A”) or Regulation S (“Regulation S”) under the 1933 Act (or successor rules), and Purchaser shall have delivered an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions; (b) any sale of such Subject Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Subject Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (c) no person is under any obligation to register such Subject Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Subject Shares may be pledged in connection with a bona fide margin account or other lending arrangement secured by the Subject Shares, and such pledge of Subject Shares shall not be deemed to be a transfer, sale or assignment of the Subject Shares hereunder, and Purchaser in effecting such pledge of Subject Shares shall be not required to provide any person with any notice thereof or otherwise make any delivery to any person pursuant to this Agreement or otherwise.

8.05.       Legend. Purchaser understands that, until such time as the Subject Shares have been registered under the 1933 Act or may be sold pursuant to Rule 144, Rule 144A under the 1933 Act, Regulation A, Regulation S or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Subject Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Subject Shares ):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE/EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S, OR OTHER APPLICABLE EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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8.06       Authorization. All corporate action on the part of Purchaser, its partners and its owners necessary for the authorization of this Agreement and the execution, delivery and performance of all obligations of Purchaser hereunder has been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by Purchaser, shall constitute the valid and binding obligation of Purchaser enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

9.       Survival of Representations and Warranties; Expenses.

9.01.       Nature and Survival of Representations and Warranties. The covenants, representations and warranties of Purchaser and Seller shall survive the Closing Date.

9.02.       Expenses. Purchaser and Seller shall pay their respective expenses incurred by them arising out of this Agreement and the transactions contemplated in this Agreement, including, but not limited to, all fees and expenses of their counsel and accountants.

10.       Termination.

10.01.       Default. Purchaser or Seller may, by written notice, on or at any time prior to the Closing Date, terminate this Agreement by notice to the other party in the event:

(a)       The other party has defaulted under this Agreement by failing to perform any of its covenants and agreements contained in this Agreement; and

(b)       Each default has not been fully cured within three (3) days after receipt of the notice specifying particularly the nature of the default.

10.02.       Delay. If consummation of the transactions contemplated in this Agreement has not occurred by 11:59 p.m., Eastern Time, on May 30, 2025, the party that is not in default in the timely performance of any of its covenants and conditions may terminate this Agreement subsequent to that time by giving written notice of termination to the other party. The written notice of termination shall be effective upon the delivery of the notice in person to the other party or parties or, if served by mail or overnight courier, upon the receipt of the notice by such party or parties.

11.       Miscellaneous.

11.01.       Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile and e-mail transmission) and shall be given:

if to Purchaser:	30 N. Gould Street, Suite N Sheridan, Wyoming 82801

if to Seller:	Room 601, Building 20 Shuiyueyuanan, Daqiao Road Zhouzhuang Town Kunshan City, Suzhou City JS, China

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

11.02.       No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies or liabilities under or by reason of this Agreement.

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11.03.       Amendments and Waivers. Any provision of this Agreement may be amended or waived prior to the Closing Date, if, but only if, such amendment or waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

11.04.        Cumulative Rights and Remedies. All rights and remedies under this Agreement shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

11.05.       Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, however, that Purchaser shall have the right to assign his rights and delegate his duties hereunder to an entity controlled by him.

11.06.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state.

11.07.       Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when executed by Purchaser and Seller.

11.08.       Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

11.09.       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

11.10.       Legal Representation. Each of Purchaser and Seller acknowledges that each has had the opportunity to utilize separate legal counsel with respect to this Agreement.

[ SIGNATURE PAGE FOLLOWS]

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[ Signature Page to Securities Purchase Agreement ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

/s/ Daming Zhang

Daming Zhang

PURCHASER:

INTERGEN I LIMITED PARTNERSHIP

By: Tres Grados LLC, its General Partner

By: /s/ Janon Costley

Janon Costley

Manager

By: /s/ Ryan Dolder

Ryan Dolder

Manager

AGREED AND ACCEPTED:

ESCROW AGENT:

NEWLAN LAW FIRM, PLLC

By: /s/ Eric Newlan

Eric Newlan

Managing Member

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EXHIBIT A

Designation of Special 2022 Series A Preferred Stock

Except as provided by Nevada statutes, the holder of the Special 2022 Series A Preferred Stock shall vote together with the holders of preferred stock (including on an as converted basis), par value $0.001, and common stock, par value $0.001 per share, of the Company as a single class. The 2022 Series A Preferred Stock stockholder is entitled to 60% of all votes (including, but not limited to, common stock, and preferred stock (including on an as converted basis) entitled to vote at each meeting of stockholders of the Company (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration. The Special 2022 Series A Preferred Stock shall not be divided into fractional shares.

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EXHIBIT B

Form of Closing Note

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

SECURED PROMISSORY NOTE

Principal Amount: $42,000.00	Issue Date: May 27, 2025

Intergen I Limited Partnership, a Wyoming limited partnership (“Maker”), promises to pay to Daming Zhang (“Holder”), the principal sum of Forty-Two Thousand Dollars ($42,000.00) (the “Principal Amount”). This note (the “Note”) shall contain an original issue discount (“OID”) of $2,000.00, which shall be included in the Principal Amount of this Note.

The Principal Amount hereunder may be prepaid in whole or in part prior to any demand, at any time and from time to time, without premium or penalty.

A.	The Principal Amount shall be paid, as follows:

(1)	On August 15, 2025, the sum of $10,500.00;
(2)	On September 15, 2025, the sum of $10,500.00;
(3)	On October 15, 2025, the sum of $10,500.00; and
(4)	On November 15, 2025 (the “Maturity Date”), the sum of $10,500.00.

B.	Any Principal Amount or interest on this Note which is not paid when due shall bear interest at the rate of 16 percent (16%) per annum from the due date thereof until the same is paid (“Default Interest”). Default Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

C.	All payments due hereunder shall be made in lawful money of the United States of America.

D.	All payments shall be made in accordance with wire transfer instructions as Holder shall hereafter give to Borrower by written notice made in accordance with the provisions of this Note.

E.	Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York, are authorized or required by law or executive order to remain closed.

F.	This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall also apply to this Note:

In the event any payment called for by this Note would result in the violation of applicable usury laws, then any amount paid in excess of the maximum amount on interest allowed by law shall be applied towards a reduction of the outstanding Principal Amount.

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The obligations of this Note are secured by that certain Pledge Agreement dated as of the Issue Date between Holder and Maker.

The occurrence of any one or more of the following events shall constitute a default under this Note:

(1)	failure of Maker to make any payment when due under this Note, with a grace period of two (2) business days;

(2)	the filing of any petition under federal bankruptcy law or any similar federal or state statute by or against Maker;

(3)	an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of Maker;

(4)	the validity or enforceability of this Note is contested by Maker; or

(5)	Maker denies that it has any or any further liability or obligation hereunder.

This Note is and shall be deemed to have been made and delivered in the State of Florida and in all respects shall be governed and construed in accordance with the laws of that State.

This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Nevada or in the federal courts located in Las Vegas, Nevada. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Maker and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

The word “Maker” shall include Maker’s representatives, successors and assigns and the word “Holder” shall include Holder’s representatives, successors and assigns.

Maker and all endorsers of this Note hereby waive presentment for payment, demand for payment, notice of non-payment and dishonor, protest, and notice of protest; consent to any renewals, extensions and partial payments of this Note or the indebtedness for which it is given without notice to them, and consent that no such renewals, extensions or partial payments shall discharge any party hereto from liability hereon in whole or in part.

If this Note shall be placed with an attorney for collection, Maker, endorsers and guarantors agree to pay all costs of collection, including reasonable attorneys’ fees which shall be added to the amount due under this Note and shall be recoverable with the amount due under this Note and shall be a lien on any collateral securing this Note.

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Maker acknowledges and agrees that sufficient consideration has passed to render this Note valid and enforceable and waives any claim based on inadequate consideration.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on May 27, 2025.

INTERGEN I LIMITED PARTNERSHIP

By: Tres Grados LLC, its General Partner

By: /s/ Janon Costley

Janon Costley

Manager

By: /s/ Ryan Dolder

Ryan Dolder

Manager

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EXHIBIT C

Form of Pledge Agreement

PLEDGE AGREEMENT

This Pledge Agreement (the “Agreement”) is made and entered as of May 27, 2025, by and between Intergen I Limited Partnership, a Wyoming limited partnership (“Debtor”), Daming Zhang (“Lender”), and the undersigned holder of the pledged shares (“Pledge Holder”).

RECITALS

WHEREAS, effective May 27, 2025, Debtor consummated a Securities Purchase Agreement with, and issued a Secured Promissory Note in the principal amount of $41,600.00 (the “Closing Note”) to, Lender, whereby the Company owes payment obligations to Lender; and

WHEREAS, Debtor has agreed to secure its payment obligations to Lender under the Closing Note with a pledge of, and thereby create a security interest in favor of Lender in, the single outstanding share of Special 2022 Series A Preferred Stock (the “Share”) of SETO Holdings, Inc., a Nevada corporation (“SETO”), the Share representing 60% voting control of SETO.

AGREEMENT

1.       Security Interest. Debtor hereby grants to Lender a security interest in (a) the Share, (b) all Dividends (as defined below), and (c) all Additional Securities (as defined below); to secure payment of the Closing Note and performance of all of Debtor’s obligations under this Agreement. For purposes of this Agreement, the Share, all Dividends and all Additional Securities will be collectively referred to as the “Collateral”.

If any stock dividend, reclassification, readjustment, stock split or other change is declared or made with respect to the Collateral, or if warrants or any other rights, options or securities are issued in respect of the Collateral (“Additional Securities”), then all new, substituted and/or additional shares or other securities issued by reason of such change or by reason of the exercise of such warrants, rights, options or securities, will be (if delivered to Debtor, immediately surrendered to Lender care of the Pledge Holder and) pledged to Lender to be held under the terms of this Agreement as and in the same manner as the Collateral is held hereunder.

2.       Appointment of the Pledge Holder. Debtor and Lender hereby designate and appoint the Pledge Holder as such for the purposes hereinafter set forth. Debtor hereby deposits with the Pledge Holder (a) the Share, as are represented by the book entry statement in the name of Debtor and (b) a duly executed stock power in form satisfactory to Lender.

3.       Rights and Obligations of the Pledge Holder. Debtor and Lender hereby authorize the Pledge Holder to keep and preserve the Share in its possession pending payment in full of the Closing Note. If a default occurs under the terms of this Agreement or the Closing Note, then Lender shall provide written notice to Debtor and the Company specifying the default and shall have the right to direct the Pledge Holder to transfer the Share to the Lender or its designee if Debtor has not cured the default within 15 days after receipt of the notice. In such event, the Pledge Holder, acting as agent of Lender, shall, with respect to the Share, exercise the rights and duties of a Secured Party under the Uniform Commercial Code as enacted in Nevada (the “UCC”), and under any other applicable law as the same may, from time to time, be in effect. Debtor agrees that any notice by Pledge Holder concerning the sale, disposition or other intended action in connection with the Share, whether required by the UCC, or otherwise shall constitute reasonable notice to Debtor if such notice is mailed by registered mail or certified mail, return receipt requested, postage prepaid at least ten (10) days prior to such action.

4.       Disposition of the Share. Upon any disposition of the Share by Pledge Holder in accordance with the terms of Section 3 (Rights and Obligations of the Pledge Holder), Lender shall be entitled to all of the proceeds of any such disposition.

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5.       Rights of Beneficial Ownership. Upon an event of default under the Closing Note, Lender shall be deemed the beneficial owner of the Share and shall have all rights and benefits incident thereto. Lender and Debtor agree to execute any necessary proxies or other documents to effectuate this right. So long as Debtor owns the Share and no event of default has occurred under the Closing Note, Debtor shall be entitled to vote any shares comprising the Collateral, subject to any proxies granted by Debtor.

6.       Covenants of Debtor. Debtor hereby represents and warrants to Lender that Debtor has good title (both record and beneficial) to the Collateral, free and clear of all claims, pledges, security interests, liens or encumbrances of every nature whatsoever, and that Debtor has the right to pledge and grant Lender the security interest in the Collateral granted under this Agreement. Debtor agrees that, until all sums due under the Closing Note have been paid in full, Debtor will not: (a) sell, assign or transfer, or attempt to sell, assign or transfer, any of the Collateral, (b) grant or create, or attempt to grant or create, any security interest, lien, pledge, claim or other encumbrance with respect to any of the Collateral, (c) suffer or permit to continue upon any of the Collateral during the term of this Agreement, an attachment, levy, execution or statutory lien, (d) permit the issuance of any equity of the Company or any other security of the Company which diminishes the value, or rights and preferences of the Share; or (e) amend the rights and preferences of the Share.

There shall be no substitution of collateral under the terms of this Agreement, without the prior written consent of Lender.

Debtor hereby agrees to indemnify Lender and Pledge Holder against any direct loss, reasonable cost or out-of-pocket expense incurred by holder in connection with the Closing Note and this Agreement and the exercise of any and all rights pertaining thereto, including, without limitation, all court costs, reasonable attorney’s fees and other costs of collection.

7.       Disputes. In the event of a dispute with respect to the terms and provisions of this Agreement, Pledge Holder shall not be required to resolve that dispute or take any action with respect thereto. Pledge Holder may continue to hold the Share and await final resolution of the dispute by joint written instructions from Debtor and Lender or by a final determination of a court or arbitration panel of competent jurisdiction. In the alternative, Pledge Holder may deliver the Share to a court of proper jurisdiction under an appropriate action in interpleader and thereupon be relieved of all responsibility under this Agreement.

8.       Release of Shares. When satisfactory proof has been presented to Pledge Holder that all amounts due under the Closing Note (including accrued interest thereon) have been paid, Pledge Holder shall deliver the Share with stock power attached to Debtor and all obligations by and between Debtor, Lender and Pledge Holder under this Agreement shall thereupon cease.

9.       Conduct of Pledge Holder. Pledge Holder shall not be required to exercise any standard of care greater than ordinary care in discharging its duties and obligations under this Agreement and Pledge Holder shall not incur any liability to anyone for any damages, losses or expenses with respect to any action taken or omitted in good faith. Pledge Holder shall have no duties other than those expressly imposed herein. Pledge Holder may rely and shall be protected in relying upon any paper or other document that may be submitted to it in connection with its duties hereunder and that it believes to be genuine and to have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof. Pledge Holder may resign as such following the giving of 30 days prior written notice to the other parties hereto. Similarly, Pledge Holder may be removed and replaced following the giving of 30-days’ prior written notice to Pledge Holder by the other parties hereto. In either event, the duties of Pledge Holder shall terminate 30 days after receipt of such notice (or as of such earlier date as may be mutually agreeable), and Pledge Holder shall then deliver the Share and any other related materials then in its possession to a successor pledge holder as shall be appointed by the other parties hereto as evidenced by a written notice filed with Pledge Holder. If the other parties hereto have failed to appoint a successor prior to the expiration of 30 days following receipt of the notice of resignation or removal, Pledge Holder may appoint a successor or petition any court of competent jurisdiction for the appointment of a successor pledge holder or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto.

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10.       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (1) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (2) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to Lender:	Daming Zhang

Room 601, Building 20 Shuiyueyuanan, Daqiao Road

Zhouzhuang Town Kunshan City, Suzhou City JS, China

If to Debtor:	Intergen I Limited Partership

1203 K Street NW, Suite 454

Washington, D.C. 20005

If to Pledge Holder:	Newlan Law Firm, PLLC, Attention: Eric Newlan

2201 Long Prairie Road

Suite 107-762

Flower Mound, Texas 75022

E-mail: eric@newlanpllc.com

11.       Wavier. No delay or omission by Lender in exercising any right or remedy hereunder shall operate as a waiver thereof or of any right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Lender hereunder are cumulative.

12.       General. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by written agreement subscribed by Debtor and Lender. An executed original of any such agreement shall be delivered to the Pledge Holder upon its execution and if such agreement affects the right, duties or obligations of the Pledge Holder under this Agreement, it must also be executed and agreed to by the Pledge Holder before the same shall have any legal effect. This Agreement shall be governed under the laws of the State of Florida without regard to conflict of law principles; and any action with respect to this Agreement shall be bought in the State of Florida, County of Dade. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as required by law, each party to this Agreement shall keep this Agreement, the Closing Note and the transactions contemplated by these agreements strictly confidential.

[ SIGNATURE PAGE FOLLOWS]

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[ Signature Page to Pledge Agreement ]

IN WITNESS WHEREOF, the parties have executed and delivered this Pledge Agreement on the date first set forth above.

DEBTOR: INTERGEN I LIMITED PARTNERSHIP By: Tres Grados LLC, its General Partner By: /s/ Janon Costley Janon Costley Manager By: /s/ Ryan Dolder Ryan Dolder Manager	LENDER: /s/ Damin Zhang Daming Zhang PLEDGE HOLDER: NEWLAN LAW FIRM, PLLC By: /s/ Eric Newlan Eric Newlan Managing Member

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Attachment 1

Delivered separately.

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Attachment 2

ASSIGNMENT OF SECURITIES

For good and adequate consideration, the receipt and adequacy of which is acknowledged, the undersigned, Daming Zhang (“Assignor”), conveys, transfers and assigns to Intergen I Limited Partnership, a Wyoming limited partnership (“Assignee”), all of Assignor’s right, title and interest in and to the following securities:

(A)	9,995,000,000 Shares of Common Stock of SETO Holdings, Inc., a Nevada corporation; and

(B)	One (1) Share of Special 2022 Series A Preferred Stock of SETO Holdings, Inc., a Nevada corporation.

Assignee accepts such conveyance, transfer and assignment.

This Assignment of Securities is made and received to be effective on the 27th day of May, 2025.

ASSIGNOR:

/s/ Daming Zhang

Daming Zhang

ASSIGNEE:

INTERGEN I LP

By: Tres Grados LLC, its General Partner

By: /s/ Janon Costley

Janon Costley

Manager

By: /s/ Ryan Dolder

Ryan Dolder

Manager

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